Exhibit 10.6

NON-EXCLUSIVE, PERPETUAL INTELLECTUAL PROPERTY AND PATENT LICENSE AGREEMENT

This Agreement is effective this 20th day of JULY, 2015, by and between DRONE AVIATION HOLDING CORP., a Delaware corporation, with offices at 11653 Central Parkway, Suite 209, Jacksonville, FL 32224 and its subsidiaries ("DRONE") and ________________ ("_____________" and jointly with DRONE, the “Parties”).

In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1.0 Recitals

1.1 ______________ owns certain intellectual property and may retain certain additional rights to apply for and receive patent rights in additional intellectual property (“Intellectual Property” as hereinafter more fully defined) that is desired by DRONE in connection with its acquisition of certain assets from ADAPTIVE FLIGHT, INC. (“AFI”).

1.2 AFI has designed and developed flight control systems (the “Business”), and owns certain intellectual property and other assets related to the Business.

1.3 DRONE has requested a grant of a perpetual, non-exclusive, fully paid up license for the Intellectual Property, the term of said license to commence on the effective date of this Agreement and to continue in perpetuity or, in the case of any issued or subsequently issued patent, until the expiration of that patent.

As an accommodation to DRONE, _____________ has agreed to provide such license requested by DRONE, subject to all the terms and conditions of this Agreement.

Section 2.0 Definitions

2.1 "Affiliate(s)" means any corporation, company, or other business entity controlled by a party to this Agreement. For purposes of this Agreement, control means direct or indirect beneficial ownership of such amount of the voting securities or in the income of such corporation, company, or other business entity as to give the party effective control of the business entity. For the avoidance of doubt, the party asserting such beneficial interest shall have the exclusive and non-contestable right to make that determination.

2.2 "Current Affiliate(s)" means any Affiliate that is an Affiliate of a party to this Agreement as of the effective date of this Agreement.

2.3 "After-Acquired Affiliate(s)" means any corporation, company, or other business entity that is not an Affiliate of a party to this Agreement as of the effective date of this Agreement, but becomes an Affiliate of a party to this Agreement after the effective date of this Agreement.

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2.4 "Licensed Intellectual Property" means all domestic or foreign rights in, to and concerning: (i) inventions and discoveries (whether patented, patentable or unpatentable and whether or not reduced to practice), including ideas, research and techniques, technical designs, and specifications (written or otherwise), improvements, modifications, adaptations, and derivations thereto, and patents, patent applications, inventor’s certificates, and patent disclosures, together with divisions, continuations, continuations-in-part, revisions, reissuances and reexaminations thereof; (ii) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, trade dress, logos, symbols, trade names, assumed names, fictitious names, corporate names and other indications or indicia of origin, including translations, adaptations, derivations, modifications, combinations and renewals thereof; (iii) published and unpublished works of authorship, whether copyrightable or not (including databases and other compilations of data or information), copyrights therein and thereto, moral rights, and rights equivalent thereto, including but not limited to, the rights of attribution, assignation and integrity; (iv) trade secrets, confidential and/or proprietary information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, schematics, designs, discoveries, drawings, prototypes, specifications, hardware configurations, customer and supplier lists, financial information, pricing and cost information, financial projections, and business and marketing methods plans and proposals), collectively “Trade Secrets”; (v) computer software, including programs, applications, source and object code, data bases, data, models, algorithms, flowcharts,tables and documentation related to the foregoing; (vi) other similar tangible or intangible intellectual property or proprietary rights, information and technology and copies and tangible embodiments thereof (in whatever form or medium); (vii) all applications to register, registrations, restorations, reversions and renewals or extensions of the foregoing; (viii) internet domain names; and (ix) all the goodwill associated with each of the foregoing and symbolized thereby; and (x) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof.

Section 3.0 Non-Exclusive License Grant

3.1 Subject to the terms and conditions of this Agreement, _____________ grants to DRONE a non-exclusive, fully transferable, worldwide, irrevocable, non-terminable, perpetual license under the Licensed Intellectual Property to make, have made, use, import, offer to sell and/or sell any product that employs or otherwise uses the Licensed Intellectual Property, as more fully identified in Schedule A hereto.

3.2 The license granted herein includes a license of the same scope granted to DRONE in Section 3.1 above to DRONE's Affiliates

3.3 Each Affiliate licensed under this Agreement shall be bound by the terms and conditions of this Agreement as if it were named herein in the place of DRONE. DRONE represents to _____________ that it has the power to bind each such Affiliate to the terms and conditions of this Agreement. The license granted to an Affiliate shall terminate on the date such Affiliate ceases to be an Affiliate.

3.5 DRONE and its Affiliate(s) may sublicense third parties under this Agreement including, without limitation, a sublicense to the rights under the Licensed Intellectual Property set forth in Section 3.1 to their respective customers for the limited purpose or permitting such customers to use any product that employs or otherwise uses the Licensed Intellectual Property.

3.6 DRONE agrees that any such sublicense shall be consistent with and subject to the terms of this Agreement and that it shall be fully liable and responsible to _____________ for compliance by its sublicensees with the terms of this Agreement.

3.7 No right is granted to DRONE nor to DRONE's Affiliate(s) to bring any legal action, in its own name, the name of its Affiliate(s), or in the name of _____________, for infringement of any Licensed Intellectual Property against any third party.

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Section 4.0 Assignments

4.1 DRONE may assign any of its rights or privileges hereunder without the prior written consent of _____________.

4.2 DRONE shall remain responsible for all of the terms and conditions of this Agreement unless _____________ has consented to the assignment and there is an assumption of the Agreement by the party to which it was assigned.

Section 5.0 Term of Agreement; Termination

5.1 The term of this Agreement and the license granted hereunder in Section 3.0 will be from the effective date hereof in perpetuity for all Intellectual Property except in the case of any issued or subsequently issued patent, until the expiration of that patent.

5.2 _____________ may not terminate this Agreement in the event DRONE becomes insolvent or admits in writing its inability to pay its debts as they mature or makes an assignment for the benefit of creditors; or files a petition under any foreign or United States bankruptcy law; or an entity licensed hereunder ceases to be an Affiliate of DRONE.

Section 6.0 Applicable Law; Venue; Jurisdiction

6.1 This Agreement shall be construed, and the legal relations between the Parties shall be determined, in accordance with the substantive laws of the State of New York (without giving effect to the choice of law provisions thereof) and, as applicable, the laws of the United States of America.

Section 7.0 Miscellaneous

7.1 Nothing contained in this Agreement shall be construed as: 7.1.1 requiring the filing of any patent application, the securing of any patents or the maintenance of any patents; or

7.1.2 a warranty or representation by _____________ as to the validity or scope of any patent; or

7.2 If _____________ now owns any Intellectual Property related to the Business or reasonably required by the Business to conduct its operations _____________ agrees to grant DRONE, for the benefit of DRONE and its Affiliates, a license to such Intellectual Property at such terms and conditions no worse than the terms and conditions of this Agreement.

7.3 Both parties intend to make this Agreement binding only to the extent that it may be lawfully done under existing applicable law. If any sentence, paragraph, clause or combination of the same is in violation of any applicable law, that portion which is in violation shall be severed from this Agreement and the remainder of this Agreement shall remain binding upon the parties hereto.

7.4 Each party represents and warrants that it has the full right and power to enter into this Agreement and that there are no outstanding agreements, assignments, or encumbrances to which the representing party is bound which may restrict, or prohibit entry into, or performance under, this Agreement. Reuters further represents and warrants that it has the full power to grant the license and release set forth in Section 3.0.

7.5 The headings of the several sections are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

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7.6 This Agreement may be executed in any number of copies, but all of such counterparts together shall constitute one and the same Agreement. The parties also agree to be legally bound hereby even though the signature pages initially exchanged may contain only facsimile-transmitted signatures, subject to their post-signing exchange of original signature pages as soon as practicable. 10.8 The parties acknowledge that this instrument sets forth the entire agreement and understanding of the parties hereto relating solely to the subject matter hereof and supersedes all previous communications, representations and understandings, either oral or written, between the parties relating to the subject matter hereof, except prior written agreements signed by both parties, and shall not be subject to any change or modification except by the signing of a written instrument by or on behalf of both parties.

7.7 Each party acknowledges that it has executed this Agreement with its full knowledge and understanding of its content. This Agreement shall be construed as if drafted by both Parties and shall not be strictly construed against either party.

7.8 The parties and their agents agree that they will treat as confidential the contents of this Agreement, shall take all reasonable precautions to keep them confidential and shall not disclose to others the contents of this Agreement except as required by law or in order to enforce their respective rights hereunder; provided, however, that this obligation of confidentiality does not preclude either party from divulging to others only the fact that this License Agreement exists.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed as of the dates written below, to be effective as of the date first above written.

DRONE AVIATION HOLDING CORP.

Name:	Name:
Title:	Title:

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